UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2023

WEWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39419	85-1144904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Rockefeller Center, 10th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(646) 389-3922

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock	WE WS	The New York Stock Exchange
Class A Common Stock Purchase Rights	—	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 10, 2023, Sandeep Mathrani notified WeWork Inc. (the “Company”) of his intention to resign from his position as Chief Executive Officer (“CEO”) of the Company and as Chairman and a member of the Company’s Board of Directors (the “Board”), in each case, effective May 26, 2023. The resignation is not the result of any disagreement with the Company with respect to any matter relating to the Company’s operations, policies or practices. Mr. Mathrani did not serve on any committee of the Board.

On May 16, 2023, the Board appointed David Tolley as the Company’s interim CEO and Daniel Hurwitz as Chairman of the Board, in each case, effective May 26, 2023. Mr. Hurwitz will be leading a special committee to search for a permanent CEO.

Mr. Tolley has been a member of the Board, and was previously a member of the Company’s Nominating and Corporate Governance Committee (the “NCG Committee”), since February 2023. He brings over 25 years of experience creating and executing strategies that increase corporate valuation, cash flow, and revenue. He most recently served as Chief Financial Officer at Intelsat S.A. from 2019 to 2022. Over the course of his career, Mr. Tolley has also served as Chief Financial Officer of OneWeb from 2017 to 2018, was a private equity partner at Blackstone from 2000 to 2011, where he focused on investments in the communications and media industries, and prior to that was Vice President in the Investment Banking Division of Morgan Stanley. He currently serves on the Board of Directors of DigitalBridge and KVH Industries. He holds a Master of Business Administration from Columbia Business School and a Bachelor of Arts in Economics and History from the University of Michigan.

In order to comply with New York Stock Exchange (the “NYSE”) rules, the Board appointed Mr. Hurwtiz to the Company’s NCG Committee to replace Mr. Tolley effective May 26, 2023. Mr. Tolley will not receive any compensation for his service on the Board following his appointment as CEO, and does not have a family relationship with any of the officers or directors of the Company, or any person nominated or chosen by the Company to become a director or executive officer of the Company. There are no related party transactions with regard to Mr. Tolley reportable under Item 404(a) of Regulation S-K.

In connection with his appointment to interim CEO, the Board approved a compensation package for Mr. Tolley comprised of (A) base salary at a monthly rate of $229,166.67 over his six-month term, (B) a discretionary target bonus of $1,500,000, and (C) a grant of restricted stock units with a nominal value of $500,000 that will vest at the end of his six-month term.

Item 7.01	Regulation FD Disclosure.

On May 16, 2023, the Company issued a press release announcing the resignation of Mr. Mathrani from his position as CEO, a director and Chairman of the Board, and the appointment of Mr. Tolley as interim CEO and Mr. Hurwitz as Chairman of the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by WeWork Inc. on May 16, 2023.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WEWORK INC.

	By:	/s/ Pam Swidler
Date: May 16, 2023	Name:	Pam Swidler
	Title:	Chief Legal Officer